As filed with the Securities and Exchange Commission on November 15, 2012

Registration No. 333 - 53961

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Apache Corporation

(Exact name of registrant as specified in its charter)

Delaware	No. 41-0747868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Post Oak Boulevard,

Suite 100, Houston,

Texas 77056-4400

(713) 296-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Apache Corporation

1998 Stock Option Plan

(Full title of the Plan)

P. Anthony Lannie, Executive Vice President and General Counsel

APACHE CORPORATION

2000 Post Oak Boulevard,

Suite 100, Houston,

Texas 77056-4400

(713) 296-6000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

This amendment is filed by the registrant, Apache Corporation (“Apache”), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $0.625 per share (“Apache Common Stock”).

A total of 5,775,000 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) were initially registered in connection with the 1998 Stock Option Plan on Form S-8 filed with the Securities and Exchange Commission on May 29, 1998 (File No. 333-53961).

By Post-Effective Amendment No.1 to Form S-8 filed with the Securities and Exchange Commission on July 13, 2010 (File No. 333-53961), Apache removed from registration 273,248 shares of Common Stock previously registered in connection with the 1998 Stock Option Plan.

As the 1998 Stock Option Plan has terminated, Apache is hereby removing from registration the remaining 2,803 shares of Common Stock previously registered in connection with the 1998 Stock Option Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

APACHE CORPORATION

Date: November 15, 2012	By:	/s/ G. Steven Farris
G. Steven Farris,
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities, which includes a majority of the board of directors, on the date indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Nov. 15, 2012

/s/ Thomas P. Chambers Thomas P. Chambers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Nov. 15, 2012

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	Nov. 15, 2012

Signature	Title	Date

/s/ Randolph M. Ferlic Randolph M. Ferlic	Director	Nov. 15, 2012

/s/ Eugene C. Fiedorek Eugene C. Fiedorek	Director	Nov. 15, 2012

/s/ A. D. Frazier, Jr. A. D. Frazier, Jr.	Director	Nov. 15, 2012

/s/ Patricia Albjerg Graham Patricia Albjerg Graham	Director	Nov. 15, 2012

/s/ Scott D. Josey Scott D. Josey	Director	Nov. 15, 2012

/s/ Chansoo Joung Chansoo Joung	Director	Nov. 15, 2012

/s/ John A. Kocur John A. Kocur	Director	Nov. 15, 2012

/s/ George D. Lawrence George D. Lawrence	Director	Nov. 15, 2012

/s/ William C. Montgomery William C. Montgomery	Director	Nov. 15, 2012

/s/ Rodman D. Patton Rodman D. Patton	Director	Nov. 15, 2012

/s/ Charles J. Pitman Charles J. Pitman	Director	Nov. 15, 2012